                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                           THE TRIUMPH GROUP HOLDINGS, INC.


         The Triumph Group Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY
CERTIFY:
         1. The corporation was incorporated in Delaware on March 11, 1993 under the name Triumph Holdings, Inc.

         2. This Restated Certificate of Incorporation restates and integrates but does not further amend the Certificate of Incorporation, as amended, of the Corporation, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         3. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation without a vote of the stockholders in accordance with the provisions of Section 245 of the Delaware General Corporation Law.

         4. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby integrated and restated to read as herein set forth in full:

         FIRST: The name of the Corporation is The Triumph Group Holdings, Inc. (the "Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, the City of Wilmington, County of New Castle 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH:

                             PART A.   AUTHORIZED SHARES


         The total number of shares of capital stock which the Corporation has authority to issue is 200,589 shares, consisting of:

         (1) 30,575 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock");

         (2) 100,007 shares of Class A Common Stock, par value $.001 per share (the "Class A Common");

         (3) 70,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Common"); and

         (4) 7 shares of Class C Common Stock, par value $.001 per share (the "Class Common").

         The Class A Common, the Class B Common and the Class C Common are hereafter collectively referred to as the "Common Stock." The Common Stock and the Preferred Stock are hereafter collectively referred to as the "Stock."


         No amendment or waiver of any provision of this Part A shall be effective without the prior approval of the holders of a majority of the then outstanding Common Stock voting as a single class.

                               PART B.  PREFERRED STOCK

         The Preferred Stock shall have the preferences, rights and limitations set forth herein. Certain capitalized terms used in this Part B are defined in
Section 7 hereof.

         Section 1.  DIVIDENDS.

         1A. GENERAL OBLIGATION. When and as declared by the Corporation's board of directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends to the holders of shares of the Preferred Stock (each, a "Preferred Share") as provided in this
Section 1. Except as otherwise provided herein, dividends on each Preferred Share shall accrue on a daily basis at the rate of

14% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such Preferred Share to and including the date on which the Liquidation Value of such Preferred Share (plus all accrued and unpaid dividends thereon) is paid. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Preferred Share.

         1B. DIVIDEND REFERENCE DATES. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 1993 (the "Dividend Reference Dates"), all dividends which have accrued on each Preferred Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date on which such Preferred Share is outstanding) ending upon each such Dividend Reference Date shall be accumulated and shall remain accrued, unpaid and accumulated dividends with respect to such Preferred Share until paid.

         1C. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment shall be distributed ratably among the holders of the Preferred Stock based upon the aggregate accrued but unpaid dividends on the Preferred Shares held by each such holder.

         Section 2.  LIQUIDATION, DISSOLUTION OR WINDING UP.

         If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Corporation or any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the

Federal or state bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or if the Corporation shall otherwise liquidate, dissolve or wind up, each holder of Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of (plus all accrued and unpaid dividends on) all Preferred Shares held by such holder, and the holders of Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount of the Liquidation Value (plus all accrued and unpaid dividends) which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value of (plus all accrued and unpaid dividends on) the Preferred Stock held by each such holder. Prior to the time of any liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Preferred Stock. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of
Preferred Stock.   Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

         Section 3.  REDEMPTIONS.

         3A. SCHEDULED REDEMPTION. On the later to occur of (i) July 21, 2004 or (ii) 91 days following the Senior Debt Retirement Date (the "Scheduled Redemption Date"), the Corporation shall redeem all of the Preferred Shares then outstanding for an amount equal to the lesser of (x) 40% of the Company's Equity Value or (y) the Liquidation Value thereof plus all accrued and unpaid dividends thereon.

         3B. OPTIONAL REDEMPTIONS. The Corporation may at any time redeem all or any portion of Preferred Stock then outstanding. Redemptions made pursuant to this paragraph shall not relieve the Corporation of its obligation on the Scheduled Redemption Date to redeem all Preferred Shares which are then outstanding.

         3C. REDEMPTION PAYMENT. For each Preferred Share which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Preferred Share) an amount in immediately available funds equal to the Liquidation Value of such Preferred Share plus all accrued and unpaid dividends thereon (other than pursuant to paragraph 3A above, which redemption shall be made at the price specified in paragraph 3A above). If the funds of the Corporation legally available for redemption of Preferred Shares on any Redemption Date are insufficient to redeem the total number of Preferred Shares to be redeemed on such date, those funds which are legally available for such purpose shall be used to redeem the maximum number of Preferred Shares which may be so redeemed ratably among the holders of the Preferred Shares to be redeemed based upon the aggregate Liquidation Value of such Preferred Shares held by each such holder plus all accrued and unpaid dividends thereon. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Shares, such funds shall immediately be used to redeem the balance of the Preferred Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to the time of any redemption of Preferred Stock, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Preferred Shares which are to be redeemed.

         3D. NOTICE OF REDEMPTION. The Corporation shall mail written notice of each redemption of Preferred Stock to each record holder of Preferred Stock not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Preferred Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Preferred Shares.

         3E. DETERMINATION OF THE NUMBER OF EACH HOLDER'S PREFERRED SHARES TO BE REDEEMED. The number of Preferred Shares to be redeemed from each holder thereof in redemptions hereunder shall be determined by multiplying the total number of Preferred Shares to be redeemed times a fraction, the numerator of which shall be the total number of Preferred Shares then held by such holder and the denominator of which shall be the total number of Preferred Shares then outstanding.

         3F. DIVIDENDS AFTER REDEMPTION DATE. No Preferred Share is entitled to any dividends accruing after the date on which the Liquidation Value of such Preferred Share plus all accrued and unpaid dividends thereon is paid to the holder thereof. On such date all rights of the holder of such Preferred

Share shall cease, and such Preferred Share shall not be deemed to be outstanding.

         3G. REDEEMED OR OTHERWISE ACQUIRED PREFERRED SHARES. Any Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be cancelled and shall not be reissued, sold or transferred.

         3H.  SPECIAL REDEMPTIONS.

              (i) If a Change in Control has occurred or the Corporation obtains knowledge that a Change in Control is to occur or if there is a cessation of the Corporation's business (a "Cessation"), the Corporation shall give prompt written notice of such Change in Control or Cessation describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in Control or Cessation. The holder or holders of a majority of the Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder or holders at a price per Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) the 21st day after receipt of the Corporation's notice of such Change in Control or Cessation and (b) the fifth day prior to the consummation of the Change in Control or Cessation (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) the tenth day after receipt of such second notice to request redemption (by giving written notice to the Corporation) of all or any portion of the Preferred Stock owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Preferred Shares specified therein on the later of (a) the occurrence of the Change in Control or Cessation or (b) five days after the Corporation's receipt of such election(s). If in any case a proposed Change in Control or Cessation does not occur, all requests for redemption in connection therewith shall be automatically rescinded.

              (ii) Redemptions made pursuant to this paragraph 3H shall not relieve the Corporation of its obligation on the Scheduled Redemption Date to redeem all Preferred Stock which is then outstanding.

         3I. SENIOR DEBT. Notwithstanding anything to the contrary contained herein, no Preferred Stock may be redeemed by the Corporation prior to the repayment in full of the Senior Debt.

         Section 4.  EVENTS OF NONCOMPLIANCE.

         4A. DEFINITION. An Event of Noncompliance shall be deemed to have occurred if:

              (i) the Corporation fails to make any redemption payment with respect to the Preferred Stock which it is obligated to make hereunder and which it is not prohibited from making under Section 3I above; or

              (ii) the Corporation makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation bankrupt or insolvent; or any order for relief with respect to the Corporation is entered under the Federal Bankruptcy Code; or the Corporation petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or of any substantial part of the assets of the Corporation, or commences any proceeding relating to the Corporation under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation and either (a) the Corporation by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days.

         4B.  CONSEQUENCES OF CERTAIN EVENTS OF NONCOMPLIANCE.

              (i) If an Event of Noncompliance has occurred, the holder or holders of a majority of the Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Preferred Stock owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Subject to the prior repayment in full of Senior Debt, the Corporation shall redeem all Preferred Stock as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

              (ii) If an Event of Noncompliance has occurred, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

         Section 5.  VOTING RIGHTS.

         Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights; provided that each holder of Preferred Stock shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to the stockholders entitled to vote at such meeting.

         Section 6.  AMENDMENT AND WAIVER.

         Any provision of this Part B may be waived by holders of a majority of the Preferred Shares outstanding at the time such action is taken. No amendment or modification of this Part B will be binding or effective with respect to any provision of this Part B without the prior written consent of the Corporation and the holders of a majority of the Preferred Shares outstanding at the time such action is taken.

         Section 7.  DEFINITIONS.

         "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person.

         "CHANGE IN CONTROL" shall mean have the meaning given to such term in the Senior Loan Agreement.


         "CMIF NOTE" means the Senior Subordinated Note issued by the Corporation to World Subordinated Debt Partners, L.P. as of July __, 1993 in an original principal amount of $15,000,000.

         "EQUITY VALUE" means at the date of determination the excess of (i) all assets of the Corporation and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles over (ii) all liabilities of the Corporation and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         "INDEBTEDNESS" shall mean have the meaning given to such term in the Senior Loan Agreement.

         "JUNIOR SECURITIES" means any of the Corporation's equity securities other than the Preferred Stock.

         "LIQUIDATION VALUE" of any Preferred Share as of any particular date shall be equal to $100.00.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "REDEMPTION DATE" as to any Preferred Share means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Preferred Share (plus all accrued and unpaid dividends thereon) is actually paid in full on such date, and if such amount is not so paid in full on such date, the Redemption Date shall be the date on which such amount is fully paid.


         "SELLER NOTE" means the Subordinated Promissory Note issued by the Corporation to Alco Standard Corporation as of June 1, 1993 in an original principal amount of $13,500,000.

         "SENIOR DEBT" means the Indebtedness evidenced by the CMIF Note, the Seller Note and all other Indebtedness of the Corporation and its Subsidiaries under the Senior Loan Agreement and any refinancings, extensions or other modifications thereof.

         "SENIOR DEBT RETIREMENT DATE" means the date on which the Senior Debt is repaid in full.

         "SENIOR LOAN AGREEMENT" means that certain Financing and Security Agreement, dated as of July __, 1993, by and among the Corporation, The CIT Group/Business Credit, Inc., as Lender and as Agent, and certain of the Corporation's Subsidiaries.

         "SUBSIDIARY" means any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by the Corporation or one or more of the other Subsidiaries of the Corporation or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by the Corporation or one or more of the other Subsidiaries of the Corporation or a combination thereof. For purposes hereof, the Corporation shall be deemed to have a majority ownership interest in a partnership, association or other business entity if the

Corporation shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

                                PART C.  COMMON STOCK

         Except as otherwise provided in this Part C or as otherwise required by applicable law, all shares of Class A Common, Class B Common and Class C Common shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

         Section 1.  VOTING RIGHTS.

         Except as otherwise provided in Part A above or this Part C or as otherwise required by applicable law, the holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, the holders of Class B Common shall be entitled to six-tenths (6/10) of one vote per share on all matters to be voted on by the stockholders of the Corporation, and the holders of Class C Common shall be entitled to 4,000 votes per share on all matters to be voted on by the stockholders of the Corporation; provided that the holders of Class B Common shall have the right to vote as a separate class on (i) any merger or consolidation of the Corporation with or into another entity or entities, (ii) any sale of all or substantially all of the Corporation's assets and (iii) any amendment to the Corporation's Certificate of Incorporation.

         Section 2.  DIVIDENDS.

         As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Class A Common, the holders of Class B Common and the holders of Class C Common shall be entitled to participate in such dividends ratably on a per share basis; provided that (i) if dividends are declared which are payable in shares of Common Stock, dividends shall be declared which are payable at the same rate on each class of stock and the dividends payable to holders of Class A Common shall be payable in shares of that class of stock, the dividends payable to holders of Class B Common shall be payable in shares of that class of stock and the dividends payable to holders of Class C Common shall be payable in shares of that class of stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Class B Common, at such holder's request, dividends consisting of non-voting securities (or securities with less of a vote per share than the securities issued to holders of the Class A Common) of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Class B Common is convertible into the Class A Common. The right of the holders of Common Stock to receive dividends are subject to the provisions of the Preferred Stock.

         Section 3.  LIQUIDATION.

         Subject to the provisions of the Preferred Stock, the holders of the Class A Common, Class B Common and Class C Common shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

         Section 4.  CONVERSION.

         4A. RIGHT TO CONVERT. Subject to Section 4B below, each record holder of Class B Common shall be entitled at any time to convert any or all of the shares of such holder's Class B Common into the same number of shares of Class A Common and, upon the conversion of all such shares of Class B Common, each share of Class C Common shall be automatically (without any action on the part of the holders of any shares of Class C Common) converted into one share of Class A Common.

         4B. SURRENDER OF CERTIFICATES. Each conversion of shares of Class B Common into shares of Class A Common shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of shares of such Class B Common stating that such holder desires to convert the shares, or a stated number of the shares, of such Class B Common represented by such certificate or certificates into shares of Class A Common. Each conversion of Class B Common shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby. The conversion of Class C Common to Class A Common shall be deemed to have been effected as of the close of business on the date on which all shares of Class B Common have been deemed converted to Class A Common, and at such time the rights of the holder of the converted Class C Common as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

         4C. ISSUANCE OF CERTIFICATES. Promptly after the surrender of certificates of Class B Common or Class C Common, as applicable, and the receipt of written notice (in the case of the Class B Common), the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Class A Common issuable upon such conversion and (ii) a certificate representing any Class B Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

         4D. NO CHARGE. The issuance of certificates for Class A Common upon conversion of Class B Common or Class C Common will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

         4E. RESERVE OF SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common, solely for the purpose of issuance upon the conversion of the Class B Common and Class C Common, such number of shares of Class A Common issuable upon the conversion of all outstanding Class B Common and Class C Common. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance).

         4F. CLOSING BOOKS. The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.

         Section 5.  STOCK SPLITS.

         If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other classes of Common Stock shall be proportionately subdivided or combined in a similar manner.

         Section 6.  AMENDMENT AND WAIVER.

         No amendment or waiver of any provision of this Part C shall be effective without the prior approval of the holders of a majority of the then outstanding shares of Class A Common, Class B Common and Class C Common voting together as one class.

                              PART D.  OTHER PROVISIONS

         Section 1.  REGISTRATION OF TRANSFER.

         The Corporation shall keep at its principal office a register for the registration of the Stock. Upon the surrender of any certificate representing Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

         Section 2.  REPLACEMENT.

         Upon receipt of evidence reasonably satisfactory to the Corporation
(an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of any class of Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 3.  NOTICES.

         Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

         FIFTH: The board of directors (the "Board of Directors") is authorized to make, alter or repeal the by-laws of the Corporation. Election of directors need not be by written ballot.

         SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of the directors of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation at the time of such repeal or modification.

         SEVENTH: The directors and officers of the Corporation shall be imdemnified by the Corporation to the fullest extent permitted by law.
         IN WITNESS WHEREOF, the Corporation has caused this Restated

Certificate of Incorporation to be executed by its duly authorized officers this

22 day of November , 1994.


Attest:                           THE TRIUMPH GROUP HOLDINGS, INC.


/s/Paul T. Stimmler                    By: /s/Richard C. III, President
- ----------------------------           ----------------------------
Paul T. Stimmler, Secretary            Richard C. Ill, President

                           OFFICE OF THE SECRETARY OF STATE



    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF THE "THE TRIUMPH GROUP HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF NOVEMBER, A.D. 1994, AT 9:01 O'CLOCK A.M.




                                  [SEAL]         /s/Edward J. Freel
                                          -------------------------------------
                                            Edward J. Freel, Secretary of State

                                            AUTHENTICATION:     8017016

                                                      DATE:     07-05-96